Exhibit 10.14

LOAN AGREEMENT CONTRACT

The Loan Agreement (the "Agreement") between the following two parties:

(1) EIGATE (HONG KONG) TECHNOLOGY CO., LIMITED (the "Lender"), a limited liability company established and registered in Hong Kong, SAR.

Registered address: Unit 17, 9/F., Tower A, New Mandarin Plaza, no. 14 Science Museum Road, Tsim Sha Tsui Kowloon

(2) ASPIRE SCIENCE AND TECHNOLOGY LIMITED (the "Borrower"), a limited liability company established and registered in Hong Kong, SAR.

Registered address: Unit D, 31/F, King Palace Plaza, 55 King Yip Street, Kwun Tong, Hong Kong

Elgate (HK) Tech Co Ltd. agree to lend a total sum of USD 80,000,000.00 (Eighty million) to Aspire Science and Technology Limited without interest fee.

Repayment

The lending period is to be determined and the "Borrower" should return back the borrowed amount to the "Lender".

Agree and accepted by:	Agree and accepted by:

EIGATE (HONG KONG) TECHNOLOGY CO., LIMITED	ASPIRE SCIENCE AND TECHNOLOGY LIMITED

Date: 01 September 2018	Date: 01 September 2018